Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Jessica Liddell/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS UPDATES FOURTH QUARTER OUTLOOK

Hingham, MA, February 17, 2010 -- The Talbots, Inc. (NYSE:TLB) today announced that it expects stronger-than-anticipated operating results for the fiscal fourth quarter ending January 30, 2010, as discussed below.

Based on preliminary results, the Company expects total sales from continuing operations for fourth quarter 2009 to decline approximately 4%, better than its previously announced range of down 6% to 8%, driven by positive full price selling in the quarter. Comparable store sales for the fourth quarter are expected to decline approximately 7%. Talbots direct marketing sales are expected to increase approximately 11% compared to last year’s fourth quarter, reflecting strong customer demand, better fulfillment and lower return rates.

Fourth quarter cost of sales, buying and occupancy is expected to improve significantly compared to last year and a range in-line with the Company’s previously announced outlook of an approximate 2,000 basis point improvement, driven by strong merchandise gross margins.

Selling, general and administrative expenses in the fourth quarter are expected to be in the range of approximately $101 million to $103 million, compared to last year’s $141 million and better than the Company’s previous expectation of $105 million to $108 million. This outlook does not include restructuring or impairment charges or merger related costs.

Talbots is currently scheduled to report fourth quarter and fiscal year 2009 results on April 13, 2010.

The above fourth quarter outlook is based on the Company’s preliminary estimates, is subject to audit and to the accompanying forward looking statement, and is not a guarantee of future performance.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of fourth quarter 2009, the Company operated 580 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.

This press release contains forward-looking information with the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential,” or similar statements or variations of such terms. All of the information concerning our outlook, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our liquidity, internal plan, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

•	Our fourth quarter outlook is based on our preliminary estimates made in good faith and continues to be subject to audit and any audit related adjustments, in connection with our year-end closing;

•	Our ability to satisfy the conditions to consummation of the BPW transactions;

•
BPW’s ability to obtain the necessary support of its stockholders to approve the transactions, including required affirmative vote of BPW stockholders approving the transactions as well as the risk that the exercise of conversion rights by BPW’s stockholders, together with transaction costs incurred by BPW, may cause the balance of the BPW trust account to fall below the level necessary to consummate the transaction;

•	BPW’s and our ability to obtain the necessary participation of BPW warrant holders in the exchange of BPW warrants for Talbots stock or warrants;

•	our ability to satisfy the conditions to the $200 million credit commitment provided by GE or, failing that, to obtain sufficient alternative financing on a timely basis;

•	the availability of proceeds of the BPW trust account following any exercise by stockholders of their conversion rights and the incurrence of transaction expenses;

•
the continuing material impact of the deterioration in the U.S. economic environment over the past two years on our business, continuing operations, liquidity, financing plans, and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, and potential long-term unemployment levels;

•
our level of indebtedness and our ability to refinance or otherwise address our short-term debt maturities, including all Aeon short-term indebtedness due April 16, 2010, on the terms or in amounts needed to satisfy maturities and to address our longer-term liquidity and cash needs, as well as our working capital, strategic initiatives and other cash requirements;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other Company cash requirements;

•
satisfaction of all borrowing conditions under all Aeon credit facilities including no events of default, accuracy of all representations and warranties, solvency conditions, absence of material adverse effect or change, and all other borrowing conditions;

•	risk of any default under our Aeon credit facilities;

•	our ability to achieve our 2009 financial plan for operating results, working capital, liquidity and cash flows;

•
risks associated with the appointment of and transition to a new exclusive global merchandise buying agent and that the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected, and risk that upon any cessation of the relationship for any reason we would be able to successfully transition to an internal or other external sourcing function;

•
our ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with extended payment of accounts payable and risk that suppliers could require earlier or immediate payment or other security due to any payment concern or timing;

•	risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any disruption in our supply of merchandise;

•	our ability to successfully execute, fund, and achieve our supply chain initiatives, anticipated lower inventory levels, cost reductions, and our other initiatives;

•
the risk that anticipated benefits from the sale of the J. Jill brand business may not be realized or may take longer to realize than expected and the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	our ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	the success and customer acceptance of our merchandise offerings;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	risk of impairment of goodwill and other intangible and long-lived assets; and

•	the risk of continued compliance with NYSE continued listing conditions.

All of our forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity. Except as required by law, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release.

Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Talbots has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Proxy Statement/Information Statement regarding the proposed transaction between Talbots and BPW.  The final Prospectus/Proxy Statement/Information Statement regarding the proposed transaction has been mailed to stockholders of Talbots and BPW.  Talbots intends to file a tender offer statement and other documents, as required, with the SEC in connection with the warrant exchange offer.  Investors and security holders are urged to read the Prospectus/Proxy Statement/Information Statement, the tender offer statement, any amendments or supplements thereto and any other relevant documents filed with the SEC when available carefully because they contain important information.  Investors and security holders will be able to obtain free copies of the Registration Statement, the final Prospectus/Proxy Statement/Information Statement, the tender offer statement, any amendments or supplements thereto and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Registration Statement, the final Prospectus/Proxy Statement/Information Statement, the tender offer statement and any amendments or supplements thereto when they become available from Talbots by requesting them in writing at Investor Relations Department, One Talbots Drive, Hingham, MA 02043, or by telephone at (781) 741-4500.  The documents filed by BPW may also be obtained by requesting them in writing to BPW at BPW Acquisition Corp., Arjay (Richard) Jensen, SVP at BPW Acquisition Corp., 767 Fifth Avenue, 5th Floor, NY, NY 10153, or by telephone at (212) 287-3310.

Talbots, BPW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the proposed transaction between Talbots and BPW.  You can find information regarding Talbots directors and executive officers in Talbots definitive proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2009.  You can find information regarding BPW’s directors and executive officers in BPW’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, which was filed with the SEC on March 30, 2009.  These documents can be obtained free of charge from the sources indicated above.  Investors and security holders may obtain additional information regarding the interests of such participants by reading the final Prospectus/Proxy Statement/Information Statement, as amended or supplemented.
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